Exhibit 99.2

FOR IMMEDIATE RELEASE	Contact: Anne H. Lloyd
Executive Vice President and Chief
Financial Officer
(919) 783-4660
www.martinmarietta.com

Martin Marietta Materials Completes Texas Industries Acquisition

Transaction Creates Market Leading Supplier of Aggregates
and Heavy Building Materials

RALEIGH, NORTH CAROLINA– July 2, 2014 – Martin Marietta Materials, Inc. (NYSE: MLM) today announced that it has completed its acquisition of Texas Industries, Inc. (NYSE: TXI), creating a market leading supplier of aggregates and heavy building materials.  The transaction enhances Martin Marietta’s position as an aggregates-led, low cost operator in the perennially largest and fastest growing geographies in the United States.  With a leading U.S. aggregates position, the acquisition provides complementary, high quality assets in cement and ready mix concrete, augmented by the company’s best-in-class long-haul transportation network.  The transaction was overwhelmingly approved by shareholders of both companies at their respective special meetings on June 30, 2014.  Based on the closing price of Martin Marietta stock on July 1, 2014, the combined company has a market capitalization of approximately $8.8 billion.

Ward Nye, Martin Marietta’s Chairman, President and Chief Executive Officer said, “We are excited to move forward as one company that is even better positioned to deliver increased value to shareholders, customers and employees. Uniting our complementary assets and leveraging our expanded geographic footprint provides Martin Marietta with an expanded platform for growth. In particular, Martin Marietta will benefit from greater exposure to the expanding cement markets in Texas and California - two of the largest and fastest growing markets for construction materials in the United States.  I look forward to continuing to work closely with our team and all of our employees, including our new team members from TXI, to ensure a seamless transition as we continue to deliver superior product offerings and service to customers.”

Martin Marietta is well-positioned for long-term growth, with a network of more than 400 facilities spanning 36 states, Canada, and the Caribbean Islands.  The company is a leading aggregates producer, and the increased scale and geographic and product diversity resulting from the transaction provides a broader set of opportunities for growth. In addition, select vertical integration is expected to reduce distribution and transportation costs, diversify end-markets and drive other value enhancing efficiencies. The company has an outstanding asset base to deliver superior product offerings and service to customers.

Financial Benefits of the Transaction

Martin Marietta continues to expect that the combination will generate approximately $70 million of annual pre-tax synergies by calendar year 2017, which would correspond to more than $500 million of total value creation for shareholders.  Integration of the acquired business is underway and proceeding as planned.  The company anticipates the transition to its target operating model to be completed by the end of the year. The combination is expected to be both accretive to Martin Marietta's earnings per share in 2014, excluding one-time costs; and cash flow accretive in the first full year following integration.

In addition, Martin Marietta continues to expect to utilize Texas Industries' more than $400 million in existing NOLs over the next few years. The company also believes that there is an opportunity to realize incremental value from the expected divestiture of identified non-operating real estate assets.

Delisting of Texas Industries

As a result of the completion of the merger, the common stock of Texas Industries, Inc. is no longer listed for trading on the New York Stock Exchange.

Advisors

J.P. Morgan, Deutsche Bank and Barclays acted as Martin Marietta’s financial advisors and Cravath, Swaine & Moore LLP acted as its legal advisor.  Citigroup acted as Texas Industries’ financial advisor, and Wachtell, Lipton, Rosen & Katz acted as its legal advisor.

About Martin Marietta Materials Inc.

Martin Marietta, an American company and a member of the S&P 500 index, is a leading supplier of aggregates and heavy building materials, with operations spanning 36 states, Canada and the Caribbean, and dedicated teams transforming more than 100 years of irreplaceable natural resources into the roads, sidewalks and foundations on which we live.  Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspeciliaties.com.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this communication regarding the acquisition by Martin Marietta, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Martin Marietta’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the possibility that Martin Marietta may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate TXI’s operations into those of Martin Marietta; the integration of TXI’s operations into those of Martin Marietta being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; the retention of certain key employees of TXI being difficult; Martin Marietta’s ability to adapt its services to changes in technology or the marketplace; Martin Marietta’s ability to maintain and grow its relationship with its customers; levels of construction spending in the markets; a decline in the commercial component of the nonresidential construction market and the subsequent impact on construction activity; a slowdown in residential construction recovery; unfavorable weather conditions; a widespread decline in aggregates pricing; changes in the cost of raw materials, fuel and energy and the availability and cost of construction equipment in the United States; the timing and amount of federal, state and local transportation and infrastructure funding; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; and changes to and the impact of the laws, rules and regulations (including environmental laws, rules and regulations) that regulate Martin Marietta’s operations. Additional information concerning these and other factors can be found in Martin Marietta’s and TXI’s filings with the Securities and Exchange Commission (the “SEC”), including Martin Marietta’s and TXI’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks, as well as other risks associated with Martin Marietta’s acquisition of TXI are also more fully discussed in the joint proxy statement/prospectus included in the Form 424B3 that Martin Marietta filed with the SEC on May 30, 2014 in connection with the acquisition.  Martin Marietta assumes no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.